Exhibit 10.6(c2)

AMENDMENT TO
CAPITAL MARKETS INCENTIVE COMPENSATION PLAN

The Capital Markets Incentive Compensation Plan (the “Plan”) is hereby amended as follows:

1.           A new Section IV is hereby added to the Plan and shall read as follows:

After calculation of the amount of each bonus pool and the determination of the amount to be awarded to each participant therein, payment of bonuses under the Plan will be made as soon as practicable, but except as expressly provided herein, payment of all bonuses shall be made on or before the 15th day of the 3rd month following the end of the applicable fiscal year of the First Tennessee Bank National Association (the “Company”).  Notwithstanding the foregoing, to the extent permissible under Treasury Regulation §1.409A-1(b)(4)(ii), the payment may be delayed within the discretion of the Company on the following grounds:

A.  It is administratively impracticable to make the payment by the regular payment date due to unforeseeable reasons;

B.  The payment would jeopardize the Company’s ability to continue as a going concern;

C.  The payment is reasonably anticipated not to be deductible under Section 162(m) of the Internal Revenue Code due to circumstances that a reasonable person would not have anticipated; or

D.  Such other grounds as may be from time to time permissible under the foregoing regulation;

Provided, however, any delayed payment shall be made within the period required under the foregoing regulation.

2.           All references herein to Treasury Regulation §1.409A-1(b)(4) shall be to such regulation as amended from time to time or to any successor provision.  The foregoing provisions of this Amendment are intended to cause the Plan to conform with the requirements of a plan providing only for short-term deferrals as provided in Treasury Regulation §1.409A-1(b)(4), and the provisions of this Amendment shall be construed in accordance with that intention.  If any provision of this Amendment shall be inconsistent or in conflict with any applicable requirements for a short-term deferral plan, then such requirement shall be deemed to override and supersede the inconsistent or conflicting provision, and any required provision of a short-term deferral plan that is omitted from this Amendment shall be incorporated herein by reference and shall apply retroactively, if necessary, and be deemed to be a part of this Amendment to the same extent as though expressly set forth herein.  The Company will bear no responsibility for any determination by any other person or persons that the terms, arrangements or administration of the Plan has given rise to any tax liability under Section 409A of the Internal Revenue Code.

3.           This Amendment shall take effect as of January 1, 2008 and shall apply to all bonuses that have not yet been paid under the Plan.